EXHIBIT 99.1

Cherokee Inc.	Addo Communications, Inc.
5990 Sepulveda Blvd., Suite 600	12121 Wilshire Blvd., Suite 775
Sherman Oaks, CA 91411	Los Angeles, CA 90025
(818) 908-9868	(310) 829-5400
Contact: Mark DiSiena, Chief Financial Officer	Contact: Patricia Nir/Kimberly Esterkin

For Immediate Release:

Cherokee Announces Developments with Two Key Retail Partners

•                                          Expansion at Target with the Re-Acquisition of the Cherokee School Uniform Category

•                                          Extension of Cherokee Brand License Agreement with Comercial Mexicana

SHERMAN OAKS, CA (February 4, 2013) — Cherokee Inc. (NASDAQ:  CHKE), a leading innovator and global marketer of style-focused lifestyle brands, announced today that effective January 29, 2013 the Company has re-acquired the Cherokee School Uniform category from Strategic Partners.

“The acquisition of the Cherokee School Uniform rights from Strategic Partners allows us to bring a strategic business back within our control,” said Henry Stupp, Chief Executive Officer of Cherokee Inc. “This is another important milestone for our Company that will expand our overall product offering. Additionally, acquiring the Cherokee School Uniform category will further strengthen our relationship with Target through a multi-year license term, which includes separate minimum guarantees and additional royalties. We expect this transaction will be immediately accretive for shareholders, and we will work closely with Target to expand our product offering for Cherokee families.”

Cherokee Inc. also announced today the recent extension of its Cherokee brand license agreement with Comercial Mexicana. The license agreement has been extended an additional six years through December 31, 2019.  As partners for over six years, Cherokee and Comercial Mexicana have enjoyed mutual success and both parties look forward to continuing to build and grow the Cherokee brand throughout Mexico’s retail market.

“Comercial Mexicana has been an exceptional partner of the Cherokee brand, and we are very pleased to extend our licensing relationship,” Stupp commented. “Comercial Mexicana is a strong supporter of the Cherokee brand and vision. We look forward to continuing to roll-out our newly re-branded Comercial Mexicana locations throughout the year as well as building upon the strong Cherokee presence throughout Mexico.”

About Cherokee Inc.

Cherokee Inc. is a global marketer and manager of a portfolio of Fashion and Lifestyle brands including Cherokee®, Carole Little®, Liz Lange® and Sideout®, in multiple consumer product categories and sectors around the world. The Company has license agreements with premier retailers and manufacturers covering over 40 countries around the world including Target Stores (U.S.), Tesco (U.K., Ireland and certain Central European countries), Zellers (Canada), RT-Mart (Peoples Republic of China), Pick ‘n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India and certain Middle Eastern countries), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Eroski (Spain), Nishimatsuya (Japan), Magnit (Russia), Landmark Group’s Max Stores (certain Middle East and North Africa countries), and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995.  When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding potential future business development) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties, include, but are not limited to,  the  effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company’s brands the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee, Liz Lange, Completely Me, Sideout and Carole Little branded products, the Company’s dependence on Target for most of the Company’s revenues and the Company’s dependence on its key management personnel.

The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company’s Annual Report on Form 10-K for Fiscal Year 2012, and in its periodic reports on Forms 10-Q and 8-K. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.